Exhibit 4(c)


Instruction No. 1


                 Columbus Southern Power Company
              Unsecured Medium Term Notes, Series A


                          Instructions


To:  Bankers Trust Company, as Trustee


Trade or sale date:  September 30, 1997


Principal Amount:  $48,000,000


Maturity Date:  10-03-2005


Interest Rate:  6.85%


Redemption Provisions:

     Redeemable:  Yes___   No X
                  In Whole:  Yes___   No___
                  In Part:  Yes___   No___
                  Initial Redemption Date:  ______________________
                  Redemption Limitation Date: ____________________
                  Initial Redemption Price:  ______%
                  Reduction Percentage:  _______%

Original Issue Date:  October 3, 1997

Public Offering Price:  100%

Presenting Agent's Commission:  .600%


Net Proceeds to Company:  99.400%


CUSIP No.:  19957 R AA1


Account number of participant account maintained by DTC on behalf of Presenting Agent:

     Merrill Lynch  #5132
     Morgan Stanley #050


Account number of participant account maintained by DTC on behalf of Trustee:

Each Presenting Agent's name and
proportionate amount of Global Note:

     Merrill Lynch  50%
     Morgan Stanley 50%


Name in which the Note is to be registered (Registered Owner):

          Cede & Co.


Address and taxpayer identification number of Registered Owner and address for payment:

          The Depository Trust Company
          55 Water Street
          New York, NY  10041
          #13-2555119


Discount Security:  Yes___   No X

     Yield to Maturity:  6.949%

     Initial Accrual Period:  10-03-97 - 01-31-98


Account of Company into which net proceeds are to be deposited:
Citibank, ABA# 021-000-089, Account #0002-6657


Any Other Book-Entry Note represented by
Global Security (to the extent known):


                              COLUMBUS SOUTHERN POWER COMPANY


                              By:_/s/ A. A. Pena________
                                 (President, Vice President,
                                        or Treasurer)